UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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Filed by a Party other than the Registrant  ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

RAILAMERICA, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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RAILAMERICA, INC.

5300 BROKEN SOUND BOULEVARD, N.W.
BOCA RATON, FLORIDA 33487

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 10, 2004

To our Stockholders:

      Our 2004 annual meeting of stockholders will be held at the Boca Raton Marriott, 5150 Town Center Circle, Boca Raton, Florida 33486, on Thursday, June 10, 2004, beginning at 10:00 a.m., local time. At the meeting, stockholders will act on the following matters:

      1. Election of two Class III directors, each for a term of three years; and

      2. Any other matters that properly come before the meeting.

      Stockholders of record at the close of business on April 12, 2004 are entitled to vote at the meeting or any postponement or adjournment.

By order of the Board of Directors

WILLIAM G. PAGONIS
Executive Chairman of the Board

Boca Raton, Florida

April 29, 2004

      WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. STOCKHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

2004 ANNUAL MEETING OF STOCKHOLDERS

OF
RAILAMERICA, INC.

PROXY STATEMENT

      This proxy statement contains information relating to our annual meeting of stockholders to be held on Thursday, June 10, 2004, beginning at 10:00 a.m. local time, at the Boca Raton Marriott, 5150 Town Center Circle, Boca Raton, Florida 33486, and to any adjournments or postponements. The approximate date that this proxy statement and the enclosed form of proxy are first being sent to stockholders is April 29, 2004.

ABOUT THE MEETING

What Is The Purpose Of The Annual Meeting?

      At the annual meeting, stockholders will act upon the matters outlined in the accompanying notice of meeting, including the election of two Class III directors. In addition, our management will report on our performance during 2003 and respond to questions from stockholders.

Who Is Entitled To Vote?

      Only stockholders of record at the close of business on the record date, April 12, 2004, are entitled to receive notice of the annual meeting and to vote the shares of our common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. As of the record date, 33,398,631 shares of our common stock were outstanding and entitled to vote and held by approximately 613 stockholders of record. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon.

Who Can Attend The Meeting?

      All stockholders as of the record date, or their duly appointed proxies, may attend. Please note that if you hold shares in “street name,” that is, through a broker or other nominee, you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date.

What Constitutes A Quorum?

      The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of our common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining a quorum but will not be counted as votes cast “for” or “against” any given matter.

      If less than a majority of outstanding shares entitled to vote are represented at the meeting, a majority of the shares present at the meeting may adjourn the meeting to another date, time or place, and notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before an adjournment is taken.

What Are “Broker Non-Votes”?

      “Broker non-votes” occur when shares held by a brokerage firm are not voted with respect to a proposal because the firm has not received voting instructions from the stockholder and the firm does not have the authority to vote the shares at its discretion. Under the rules of the New York Stock Exchange, brokerage firms may have the authority to vote their customers’ shares on certain routine matters for which they do not receive voting instructions, including the uncontested election of directors. If other matters are properly brought before the meeting and they are not considered routine under the applicable New York Stock

Exchange rules, shares held by brokerage firms will not be voted on such non-routine matters by the brokerage firms unless they have received voting instructions and, accordingly, any such shares will be “broker non-votes” and will not be counted with respect to such matters.

Will My Shares Be Voted If I Do Dot Provide My Proxy?

      If your shares are held in the name of a brokerage firm, they may be voted by the brokerage firm (as described above) even if you do not give the brokerage firm specific voting instructions. If you are a registered stockholder and hold your shares directly in your own name, your shares will not be voted unless you provide a proxy or fill out a written ballot in person at the meeting.

How Do I Vote?

      You can vote in any of the following ways.

      To vote by mail:

•	mark, sign and date your proxy card; and

•	return it in the enclosed envelope.

      To vote in person if you are a registered stockholder:

•	attend our annual meeting;

•	bring valid photo identification; and

•	deliver your completed proxy card or ballot in person.

      To vote in person if you hold in “street name:”

•	attend our annual meeting;

•	bring valid photo identification; and

•	obtain a legal proxy from your bank or broker to vote the shares that are held for your benefit, attach it to your completed proxy card and deliver it in person.

Can I Change My Vote After I Return My Proxy Card?

      Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with our Secretary either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What Are The Board’s Recommendations?

      The enclosed proxy is solicited on behalf of the Board of Directors. Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our Board of Directors. The recommendation of the Board of Directors is set forth with the description of each item in this proxy statement. In summary, the Board of Directors recommends a vote:

•	FOR the election of the nominated slate of Class III directors named in this proxy statement (see pages 5 — 7).

      The Board of Directors does not know of any other matters that may be brought before the meeting nor does it foresee or have reason to believe that the proxy holders will have to vote for substitute or alternate board nominees. In the event that any other matter should properly come before the meeting or any nominee is not available for election, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in accordance with their best judgment.

What Vote Is Required To Approve Each Item?

      Election Of Directors. A plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Stockholders do not have the right to cumulate their votes for directors.

      Other Items. For any other item which may properly come before the meeting, the affirmative vote of a majority of the shares of common stock present, either in person or by proxy, and voting will be required for approval, unless otherwise required by law. A properly executed proxy marked “ABSTAIN” with respect to any of those matters will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

Who Pays For The Preparation Of The Proxy Statement?

      We will pay the cost of preparing, assembling and mailing the proxy statement, notice of meeting and enclosed proxy card. In addition to the use of mail, our employees may solicit proxies personally and by telephone. Our employees will receive no compensation for soliciting proxies other than their regular salaries. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies and we may reimburse those persons for their expenses incurred in connection with these activities. We will compensate only independent third-party agents that are not affiliated with us but solicit proxies. At this time, we do not anticipate that we will be retaining a third-party solicitation firm, but should we determine, in the future, that it is in our best interests to do so, we will retain a solicitation firm and pay for all costs and expenses associated with retaining this solicitation firm.

      You should review the information contained in this proxy statement separately from our 2003 Annual Report to Stockholders. Our principal executive offices are located at 5300 Broken Sound Boulevard, N.W., Boca Raton, Florida 33487, and our telephone number is (561) 994-6015. A list of stockholders entitled to vote at the annual meeting will be available at our offices for a period of ten days prior to the meeting and at the meeting itself for examination by any stockholder.

SECURITY OWNERSHIP

      The following table shows each person known by us to beneficially own more than 5% of our outstanding shares of common stock as of April 12, 2004. The following table also shows the amount of common stock beneficially owned by:

•	each of our directors;

•	each of our executive officers named in the Summary Compensation Table below; and

•	all of our directors and executive officers as a group.

      The table sets forth information with respect to:

•	the number of outstanding shares of our common stock owned by the named owner;

•	the number of shares of our common stock that can be acquired by this person within 60 days upon the exercise of options or warrants; and

•	the total number of shares beneficially owned.

      Each beneficial owner’s percentage ownership is determined by assuming that options or warrants that are held by this person (but not those held by any other person) and that are exercisable within 60 days have been exercised. Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

			Total Number of
	Number of		Shares
	Outstanding	Shares	Beneficially
	Shares	Acquirable	Owned	Percentage of
	Owned	Within 60 Days	(Columns	Outstanding
Name and Address of Beneficial Owner(1)	(A)	(B)	(A)+(B))	Shares

Barclays Global Investors, NA(2)	2,549,472	0	2,549,472	8.51%
45 Fremont Street San Francisco, CA 94105

Advisory Research, Inc.(3)	2,489,690	0	2,489,690	7.78%
180 North Stetson Street, Suite 5780 Chicago, IL 60601

Dimensional Fund Advisors Inc.(4)	2,178,163	0	2,178,163	6.81%
1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401

Cramer Rosenthal McGlynn, LLC(5)	1,840,900	0	1,840,900	5.80%
520 Madison Avenue New York, NY 10022

Eubel Brady & Suttman Asset Management, Inc.(6)	1,627,430	0	1,627,430	5.09%
7777 Washington Village Drive Suite 210 Dayton, OH 45459

William G. Pagonis	2,939	65,000	67,939	*

Gary O. Marino	168,280	1,550,000	1,718,280	4.92%
3735 North West 52nd Street Boca Raton, FL 33496

Donald D. Redfearn(7)	36,135	416,666	452,801	1.34%

Ferd C. Meyer, Jr.	24,995	65,000	89,995	*

Douglas R. Nichols	2,000	92,500	94,500	*

Richard Rampell	1,000	125,000	126,000	*

John M. Sullivan	2,500	54,999	57,499	*

Charles Swinburn	1,000	75,000	76,000	*

			Total Number of
	Number of		Shares
	Outstanding	Shares	Beneficially
	Shares	Acquirable	Owned	Percentage of
	Owned	Within 60 Days	(Columns	Outstanding
Name and Address of Beneficial Owner(1)	(A)	(B)	(A)+(B))	Shares

R. Joe Conklin	4,000	68,000	72,000	*

Michael J. Howe	9,000	29,000	38,000	*

Matthew J. Devine(8)	5,258	18,000	23,258	*

M. Scott Linn(9)	4,051	24,080	28,131	*

Thomas C. Owen	2,250	17,417	19,667	*

Thomas L. Schlosser	25,027	26,333	51,360	*

Peter F. Turrell(10)	7,179	41,333	48,512	*

Scott G. Williams	6,550	28,000	34,550	*

Robert J. Rabin(11)	7,620	34,667	42,287	*

Marinus van Onselen	7,500	139,000	146,500	*

All directors and executive officers as a group (18 persons)	317,284	2,869,995	3,187,279	9.29%

*	Less than 1%

(1)	Unless otherwise indicated, the address for the beneficial owner is RailAmerica, Inc., 5300 Broken Sound Boulevard, N.W., Boca Raton, Florida 33487.

(2)	Based on Schedule 13G filed on February 13, 2004. Barclays Global Investors, NA is a bank and has the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, shares beneficially owned by the filing person in an amount exceeding 5%. Barclays Global Fund is an investment adviser and has the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, shares beneficially owned by the filing person in an amount exceeding 5%.

(3)	Based on Schedule 13G filed on February 12, 2004. Advisory Research, Inc. is an investment adviser and has the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, shares beneficially owned by the filing person in an amount exceeding 5%.

(4)	Based on Schedule 13G filed on February 6, 2004. Dimensional Fund Advisors Inc., an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts.

(5)	Based on Schedule 13G filed on January 22, 2004. Cramer Rosenthal McGlynn, LLC is an investment adviser and has the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, shares beneficially owned by the filing person in an amount exceeding 5%.

(6)	Based on Schedule 13G filed on February 13, 2004. Eubel Brady & Suttman Asset Management, Inc. is an investment adviser and has the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, shares beneficially owned by the filing person in an amount exceeding 5%. Eubel Brady & Suttman Asset Management, Inc., beneficially owns 1,580,158 shares. Messrs. Eubel, Brady , Suttman, Hazel and Holtgreive may, as a result of their ownership in and positions with EBS and other affiliated entities, be deemed to be indirect beneficial owners of 1,627,430 shares held by EBS and one affiliated entity, EBS Partners, LP.

(7)	Includes 2,259 shares of common stock purchased through the 1995 Employee Stock Purchase Plan.

(8)	Includes 258 shares of common stock purchased through the 1995 Employee Stock Purchase Plan.

(9)	Includes 801 shares of common stock purchased through the 1995 Employee Stock Purchase Plan.

(10)	Includes 2,179 shares of common stock purchased through the 1995 Employee Stock Purchase Plan.

(11)	Includes 3,620 shares of common stock purchased through the 1995 Employee Stock Purchase Plan.

PROPOSAL 1.

ELECTION OF DIRECTORS; NOMINEES AND CONTINUING DIRECTORS

      Our Certificate of Incorporation provides that our Board of Directors consists of three classes of directors, as nearly equal in number as possible, designated Class I, Class II and Class III and provides that the exact number of directors comprising our Board of Directors shall be determined from time to time by resolution adopted by the Board. At each annual meeting of stockholders, successors to the class of directors whose term expires at that annual meeting are elected for a three-year term. The current term of the Class III directors terminates on the date of the annual meeting. The current term of the Class I directors terminates on the date of our 2005 annual meeting of stockholders, and the current term of the Class II directors terminates on the date of our 2006 annual meeting of stockholders.

      Messrs. Douglas R. Nichols and Richard Rampell currently serve as Class III directors and will stand for re-election at the annual meeting. Mr. Gary O. Marino is not standing for re-election. Our Board of Directors by resolution has reduced the number of directors at the time of the election of directors at the annual meeting to seven. At that time our Board of Directors will consist of three Class I directors, two Class II directors and two Class III directors. Messrs. Donald D. Redfearn, Charles Swinburn and Ferd C. Meyer, Jr. currently serve as Class I directors. Messrs. William G. Pagonis and John M. Sullivan currently serve as Class II directors. If elected at the annual meeting, Messrs. Nichols and Rampell will serve until our 2007 annual meeting of stockholders or until their successors are duly elected and qualified.

      Messrs. Nichols and Rampell have consented to serve on our Board of Directors and the Board of Directors has no reason to believe that they will not serve if elected. However, if any of them should become unavailable to serve as a director, and if the Board has designated a substitute nominee, the persons named as proxies will vote for this substitute nominee.

Nominees for Class III Directors

      Douglas R. Nichols - 51. Mr. Nichols has served as a director of ours since July 1996. He received his license in Pennsylvania as a certified public accountant in 1980; however, currently his license is inactive. Mr. Nichols is the founder, President and principal stockholder of First London Securities Corporation, a securities broker-dealer specializing in equity trading and investment banking. From 1989 to 1991, he was a Vice President with the Dallas, Texas office of Smith Barney and from 1986 to 1989 was a broker with the Dallas branch of Shearson Lehman Brothers. He has been a board member of Armanino Foods of Distinction, Inc., a NASDAQ company, since June 2001 and a director of the Dallas-based, McKinney Avenue Transit Authority since January 2003. Mr. Nichols is currently a member of the National Railway Historical Society. Mr. Nichols received a B.A. degree from Allegheny College in 1974.

      Richard Rampell - 51. Mr. Rampell has served as a director of ours since July 1995. A certified public accountant, he is currently the Chief Executive of Rampell & Rampell, P.A., Certified Public Accountants, of Palm Beach, Florida. He is a past President of the Palm Beach Tax Institute and a past President of the Florida Institute of CPA’s, East Coast Chapter. Mr. Rampell graduated with honors from Princeton University with an A.B. degree and received an M.B.A. from the Wharton School at the University of Pennsylvania. Mr. Rampell has been writing a column on accounting for the Wall Street Journal Online. He also is a board member of the National Public Radio Foundation.

Continuing Class I Directors

      Donald D. Redfearn - 51. Acting President, Chief Administrative Officer and Secretary. Mr. Redfearn has served as our Acting President since April 2004, has served as our Chief Administrative Officer since January 2000, has served as our Executive Vice President and Secretary since December 1994 and has served as an officer and director of ours since our formation in April 1992. He joined us on a full-time basis in January 1996. From September 1993 until September 1995, Mr. Redfearn served as President of Jenex Financial Services, Inc., a financial consulting firm. From 1984 until September 1993, Mr. Redfearn served in various capacities at Boca Raton Capital Corporation, including Senior Vice President, Assistant Secretary and Treasurer. He also served as a Vice President of Huron Transportation until its merger with RailAmerica

Services Corporation. Prior to that he spent more than 9 years in commercial lending in various capacities, including Vice President and Senior Commercial Lending Officer, for two Florida–based commercial banks. Mr. Redfearn received his B.A. degree in Business Administration from the University of Miami and graduated from the School of Banking of the South at Louisiana State University.

      Ferd C. Meyer, Jr. - 64. Mr. Meyer became one of our directors in February 2000 at the time of our acquisition of RailTex, Inc. He served as a director of RailTex from 1977 until our acquisition of RailTex. He serves as Vice Chair of the Electricity Committee and the Railroad Committee of the Section of Public Utility, Communications and Transportation Law of the American Bar Association. While in private practice, he was Division Attorney for the San Antonio Division of the Southern Pacific Railroad from 1969 to 1986. From January 1998 to his time of retirement in July 2000, he was Executive Vice President and General Counsel of Central and South West Corporation, a public holding company for five electric utility companies operating in Texas, Oklahoma, Arkansas, Louisiana, and the United Kingdom. From 1988 to January 1998, Mr. Meyer was Vice President and Assistant General Counsel of Central and South West Services, Inc., a subsidiary of Central and South West Corporation. He received his B.B.A. degree in finance and accounting from the University of Texas in 1961 and his L.L.B. from the University of Texas in 1964.

      Charles Swinburn - 61. Mr. Swinburn has served as a director of ours since February 1995. Since 1993, Mr. Swinburn has been an attorney in the Washington, D.C. office of Morgan, Lewis & Bockius, LLP, where he is a litigator. From 1990 through 1993, he served as a consultant to private industry and the government. Prior to that time, he served as Vice President of Rollins Environmental Services, Inc. Mr. Swinburn has served in various capacities at the U.S. Department of Transportation, most recently as Deputy Assistant Secretary for Policy and International Affairs. He received his B.A. degree from Princeton University in 1963, his M.B.A. from Harvard Business School in 1971 and his J.D. from the University of Pennsylvania in 1993.

Continuing Class II Directors

      William G. Pagonis - 63. Executive Chairman of the Board. Mr. Pagonis became one of our directors in February 2000 at the time of our acquisition of RailTex. He was appointed as our Executive Chairman in March 2004. He previously served as a director of RailTex from February 1999 until our acquisition of RailTex. Since November 1993, Mr. Pagonis has been Senior Vice President and Head of Supply Chain for Sears, Roebuck and Company, and the President of Sears Logistics Services, Inc., where he is responsible for all of Sears’ supply chain functions, including transportation, distribution, international logistics, home delivery services, inventory and the integration of logistics information services. Prior to joining Sears, Mr. Pagonis served in the U.S. Army for 29 years, retiring with the three-star rank of Lieutenant General.

      John M. Sullivan - 79. Mr. Sullivan has served as a director of ours since January 1993. From 1977 until 1981, he served, upon appointment by President Carter, as Administrator of the Federal Railroad Administration. Mr. Sullivan earned his B.S. degree in Engineering from the United States Naval Academy and, upon graduation in 1946, served with the US Navy for three years aboard the USS Providence, a light cruiser, and he served three and one-half years as a carrier pilot operating off the aircraft carrier USS Midway. He resigned from the Navy in 1954 and went into industrial sales in the Middle Atlantic States. In 1969 he purchased Haug Die Casting, Inc., a New Jersey-based manufacturing corporation. This company was sold in 1999. Mr. Sullivan maintains a relationship with John M. Sullivan Co., an industrial sales agency run by his son.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND

COMMITTEES OF THE BOARD OF DIRECTORS

How Often Did The Board Of Directors Meet In 2003?

      The Board of Directors held a total of 8 meetings in 2003 and took a number of actions by unanimous written consent. Each director attended more than 80% of the total number of 2003 meetings of the Board and committees on which he served. Our Corporate Governance Guidelines express our policy that directors are expected to attend all Board meetings, including meetings of Board committees on which they serve, and encourages the members of the Board to attend annual meetings of stockholders. All of the members of the Board attended the June 2003 annual meeting of stockholders.

What Committees Has The Board Established?

      The Board of Directors has a standing Audit Committee, Compensation Committee, Corporate Governance and Nominating Committee, Executive Committee and Government Affairs Committee.

      Audit Committee. Messrs. Rampell, Nichols and Sullivan are the current members of our Audit Committee. Mr. Rampell is the Chairman of the Audit Committee and is our audit committee financial expert, as defined by rules of the Securities and Exchange Commission. Our Board of Directors has determined that each of the members of our Audit Committee is independent under current NYSE and SEC rules. This committee held 9 meetings during 2003. The duties and responsibilities of the Audit Committee include: (i) selecting our auditors and any termination and replacement of our auditors, (ii) reviewing the plan and scope of audits, (iii) reviewing our significant accounting policies and internal controls, and (iv) having general responsibility for all audit related matters. The Audit Committee operates under a formal charter that governs its duties and conduct. This charter was revised and adopted by our Board during April 2004 to incorporate the final NYSE rules and applicable SEC rules and regulations and is attached to this proxy as Appendix A.

      Compensation Committee. Messrs. Meyer, Sullivan and Swinburn are the current members of our Compensation Committee. Mr. Meyer is the Chairman of the Compensation Committee. Our Board has determined that all of the members of the compensation committee are independent under current NYSE rules. This committee held 5 meetings during 2003. The Compensation Committee reviews and approves corporate goals and objectives for compensation, reviews and approves the compensation of our executive officers and administers each of our compensation and stock plans. Prior to March 2004, Messrs. Meyer, Pagonis and Swinburn were the members of the Compensation Committee, with Mr. Meyer being its Chairman.

      Corporate Governance and Nominating Committee. Messrs. Swinburn, Meyer and Nichols are the current members of our Corporate Governance and Nominating Committee. Mr. Swinburn is the Chairman of the Corporate Governance and Nominating Committee that was formed in July 2002. Our Board of Directors has determined that each of the members of the Corporate Governance and Nominating Committee are independent under current NYSE rules. Prior to March 2004, Messrs. Pagonis, Meyer and Nichols were the members of the Corporate Governance and Nominating Committee, with Mr. Pagonis beings its Chairman. This committee held 7 meetings during 2003. The Corporate Governance and Nominating Committee provides assistance to the Board of Directors in developing, recommending and evaluating a set of corporate governance principles and policies applicable to RailAmerica; identifying, reviewing and evaluating qualified candidates to serve as directors; serving as a focal point for communication between such candidates, non-committee directors and management; recommending such candidates to the Board of Directors to nominate for election to the Board and overseeing the evaluation of the Board of Directors and management. The Corporate Governance and Nominating Committee will consider nominees recommended by a stockholder of ours if the stockholder submits the nomination in compliance with the advance notice, informational and other requirements described in our bylaws and applicable securities laws. Stockholders who wish to recommend nominees should submit their recommendations in writing to our Corporate Secretary at 5300 Broken Sound Boulevard, N.W., Boca Raton, Florida 33487 between December 1, 2004 and December 31, 2004 and should include:

•	the name, age, business address and residence of the proposed nominee;

•	the principal occupation or employment of the proposed nominee;

•	the class and number of our shares owned by the proposed nominee;

•	any other information required to be disclosed in a proxy solicitation under SEC rules;

•	the name and address of the stockholder; and

•	the class and number of our shares beneficially owned by the stockholder.

      Other Committees. In addition to the committees described above, our Board has established an Executive Committee, consisting of Messrs. Pagonis, its Chairman, Meyer, Rampell and Swinburn, which held 3 meetings during 2003, and a Government Affairs Committee, consisting of Messrs. Sullivan, its Chairman, and Swinburn, which held 2 meetings during 2003. The Executive Committee may exercise all the authority of the full Board and take any action that could be taken by the Board except those powers and duties that may not be delegated. The Government Affairs Committee recommends corporate policy and positions on federal and state legislative initiatives affecting the freight transportation industry, coordinates lobbying efforts with various regional and national industry and trade associations and agencies and establishes guidelines for use of government affairs outside consultants.

      Prior to October 2003, Messrs. Gary Marino, Don Redfearn and Richard Rampell were the members of the Executive Committee, with Mr. Marino being its Chairman, and Messrs. John Sullivan, Gary Marino and Charles Swinburn were the members of the Government Affairs Committee, with Mr. Sullivan being its Chairman.

      A charter governs each of our committees. These charters and additional corporate governance material are available on our website at www.railamerica.com under the Corporate Governance heading of the Investor Relations section.

How Can Shareholders Communicate With The Board Of Directors?

      Anyone who has a concern about our conduct, including accounting, internal accounting controls or audit matters, may communicate directly with our Chairman of the Board of Directors, our non-management directors or the audit committee. These communications may be confidential or anonymous, and may be e-mailed, submitted in writing or reported by phone to special addresses and a toll-free phone number that are published on our website at www.railamerica.com. All such concerns will be forwarded to the appropriate directors for their review, and may be referred to our general counsel in the same manner that similar concerns are addressed by us. Our code of business conduct and ethics, which is discussed below, prohibits us from retaliating or taking any adverse action against anyone for raising or helping to resolve an integrity concern.

Has RailAmerica Adopted A Code Of Conduct?

      We have adopted a code of business conduct and ethics that applies to all our directors, officers, and employees. The text of the code of business conduct and ethics is available at, and we intend to disclose any amendments to, or waivers from, any provision of the code that applies to any of our executive officers or directors by posting such information on, our website at www.railamerica.com.

      We have also adopted a code of ethics for our principal executive officer and senior financial officers. The text of the code of ethics for our principal executive officer and senior financial officers is available at, and we intend to disclose any amendments to, or waivers from, any provision of the code that applies to any of our Chief Executive Officer, Chief Financial Officer, principal accounting officer or controller or persons performing similar functions by posting such information on, our website at www.railamerica.com.

How Are Directors Compensated?

      Each of our non-employee directors receives a director’s fee of $36,000 a year, as well as $1,000 per Board meeting attended. For committee meetings, each member receives $1,000 per meeting, with the chairman receiving $1,500 per meeting attended. All directors are reimbursed for reasonable out-of-pocket expenses associated with travel to meetings of our Board of Directors or committees of our Board of Directors. Directors who are also employees of ours do not receive additional compensation for their services as directors.

      As more fully described on pages 16 — 18, non-employee directors are eligible to receive options under our 1995 Non-Employee Director Stock Option Plan and our 1998 Executive Incentive Compensation Plan. The directors’ plan provides for an automatic grant of an option to purchase 50,000 shares of our common stock upon a person’s initial election as a non-employee director of ours. Grants under our 1998 Executive Incentive Compensation Plan are discretionary. Historically, each non-employee director has received 5,000 options in June of each year.

MANAGEMENT

      Our executive officers are as follows:

Name	Age	Position

William G. Pagonis	63	Executive Chairman of the Board

Donald D. Redfearn	51	Acting President, Chief Administrative Officer, Secretary and Director

R. Joe Conklin	49	Executive Vice President and Chief Operating Officer

Michael J. Howe	56	Executive Vice President and Chief Financial Officer

Matthew J. Devine	43	Senior Vice President — Corporate Development

M. Scott Linn	43	Senior Vice President — North America Rail Group

Thomas C. Owen, Jr.	45	Senior Vice President — Marketing and Sales

Thomas L. Schlosser	54	Senior Vice President — Operations

Peter F. Turrell	61	Senior Vice President — International Rail Group

Scott G. Williams	50	Senior Vice President and General Counsel

Robert J. Rabin	35	Vice President and Corporate Controller

Marinus van Onselen	55	Chief Executive Officer — Freight Australia

      The business experience of Messrs. Pagonis and Redfearn appears under the caption “Proposal 1 — Election of Directors; Nominees and Continuing Directors” above.

      R. Joe Conklin – Executive Vice President and Chief Operating Officer. Mr. Conklin joined RailAmerica in March 2000 as Senior Vice President — North America Rail Group after serving as Vice President, Field Operations for RailTex, Inc. from August 1999 to March 2000. Prior to that, Mr. Conklin was employed by Burlington Northern Santa Fe Railway (BNSF) and its predecessor railroads for 23 years. Mr. Conklin held a variety of positions with BNSF, including General Superintendent Transportation, Division Superintendent and Assistant General Superintendent of Transportation. Mr. Conklin began his railroad career in 1976 in BNSF’s engineering department at Gillette, Wyoming.

      Michael J. Howe – Executive Vice President and Chief Financial Officer. Mr. Howe joined RailAmerica in May 2000 with over 30 years of experience in finance, operations and systems management, including 14 years in the transportation industry. From February 1997 to December 1999, Mr. Howe was Vice President and Chief Financial Officer at SurfAir, Inc., an international transportation services company. Prior to SurfAir, Inc., he was Director, Finance at Circle International, Inc. with responsibility for all treasury, financial reporting, and investor relations functions. He also served 7 years with CSX Corporation in various senior management positions, including Chief Financial Officer at CSX Logistics Information Services. Earlier in his career, he spent several years with the international accounting firm of Deloitte & Touche in both the tax and audit areas. Mr. Howe, a certified public accountant, received both his M.B.A. and B.B.A. degrees in Accounting from the University of North Florida in Jacksonville, Florida.

      Matthew J. Devine – Senior Vice President — Corporate Development. Mr. Devine joined RailAmerica in 2001 as Vice President — Corporate Development and Acquisitions with extensive experience in financial and strategic planning, corporate finance, accounting, and mergers and acquisitions. Prior to joining RailAmerica, Mr. Devine served as Vice President & Treasurer of Schneider Logistics, Inc. He also served as Controller of Crowley American Transport and Director of Financial Analysis & Business Solutions for Crowley Maritime Corporation. Prior to that, he spent 9 years with CSX Corporation in various finance capacities. Mr. Devine received his B.S. degree in Finance from Providence College and his M.B.A. degree in Finance from Fordham University.

      M. Scott Linn – Senior Vice President  — North America Rail Group. Mr. Linn joined RailAmerica in October 2000 as Vice President  — Engineering. Prior to joining RailAmerica he was employed by Burlington Northern Santa Fe Railway (BNSF) and its predecessor railroads where he served for 18 years. Mr. Linn held a variety of positions, including Trainmaster, District Roadmaster, Superintendent of MOW Scheduling, Maintenance Engineer South American Operations for Metrovias & Trenes de Buenos Aires, Engineer Rail Maintenance and Division Engineer. Mr. Linn received his B.S. degree in Civil Engineering from Montana State University in 1983, graduating with honors.

      Thomas C. Owen, Jr. – Senior Vice President  — Marketing and Sales  — North America Rail Group. Mr. Owen joined RailAmerica in September 2001 as Vice President  — Marketing and Sales for the central United States. Prior to that he was employed by CSX Transportation and its predecessor railroads for 16 years where he held a variety of commercial positions, including AVP Sales & Marketing — Agricultural Products. Mr. Owen received a B.S. degree in Industrial Management from the Georgia Institute of Technology and his M.B.A. degree from the Fuqua School of Business at Duke University.

      Thomas L. Schlosser – Senior Vice President — Operations. Mr. Schlosser joined RailAmerica in January 2002 when RailAmerica purchased ParkSierra Corporation. From 1995 to 2002, he was President and Chief Operating Officer of ParkSierra Rail Group. Prior to that he was employed by California Northern Railroad Company, Grand Trunk Western Railroad Company and Detroit, Toledo and Ironton Railroad where he held a variety of positions. Mr. Schlosser is currently Vice Chairman of the American Short Line and Regional Railroad Association’s executive committee.

      Peter F. Turrell – Senior Vice President — International Rail Group. Mr. Turrell, who joined RailAmerica in March 1999 as General Manager — Operations for Freight Australia, became our Senior Vice President  — International Rail Group in December 2002. He has over 30 years of railroad experience. While at Freight Australia, a subsidiary of ours, he was responsible for freight operations and management of Freight Australia’s 3,150-mile railroad. From December 1995 to March 1999, Mr. Turrell was Vice President at Railroad Development Corporation, an international rail operator. He has also served as Regional Vice President at Amtrak from November 1994 to December 1995, Chief Operating Officer at Nuevo Central Argentino, S.A., a 3,000-mile railroad in Argentina, from July 1992 to October 1994, held various positions at Amtrak from April 1989 to July 1992, and Senior Vice President and General Manager at MidSouth Rail Corporation from December 1987 to January 1989. At the beginning of his career, Mr. Turrell spent 17 years with the Illinois Central Railroad in the operating and engineering departments. A former United States Army Captain, Mr. Turrell received his B.A. degree in Economics from Lafayette College.

      Scott G. Williams – Senior Vice President and General Counsel. Mr. Williams joined RailAmerica in January 2002 as Vice President and General Counsel  — Real Estate and became our Senior Vice President and General Counsel in December 2002. Prior to joining RailAmerica, Mr. Williams practiced law for 21 years as a partner with the Florida-based law firm of Shutts & Bowen, LLP. At Shutts & Bowen, Mr. Williams’ law practice focused upon real estate and corporate transactions, acquisitions and financing. He also represented the predecessors to RailAmerica in their early short line acquisitions, including the Huron & Eastern Railway, and represented RailAmerica in a number of asset and stock acquisitions and financings. Mr. Williams received his B.A. degree from Yale University in 1976 and his J.D. from Vanderbilt University in 1980.

      Robert J. Rabin – Vice President and Corporate Controller. Mr. Rabin joined RailAmerica in February 2001 with 10 years of accounting and auditing experience. He was formerly with the international accounting firm PricewaterhouseCoopers LLP, where he was Audit Senior Manager serving multinational and publicly traded clients. At RailAmerica, Mr. Rabin is responsible for all SEC and management reporting, financial reporting systems, corporate accounting, consolidation of international results and tax matters. Mr. Rabin, a certified public accountant, graduated with honors from Boston University.

      Marinus van Onselen – Chief Executive Officer  — Freight Australia. Mr. van Onselen has served as Chief Executive Officer and a director of Freight Australia since May 1999. Prior to joining Freight Australia, from 1996 to 1998, Mr. van Onselen was the General Manager of Boxcar, a private rail freight forwarding company. Mr. van Onselen was employed by V/Line Freight Corporation from 1985 to 1996, the last four and a half years of which as its Managing Director. Freight Australia acquired the business of V/Line Freight in April 1999. He has also been a past member of the boards of Tradegate Australia, the Victorian Grain Elevators Board, the PTC’s Workshop Board, the PTC’s Corporate Management Group, and he has served on the Victorian Road Freight, Sea Freight and Rail Freight Advisory Councils, as well as a number of other transport-related committees and groups.

Election of Executive Officers

      Our officers are elected annually and serve at the discretion of our Board of Directors.

Have We Complied With Section 16(a) Of The Securities Exchange Act Of 1934?

      Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons owning more than 10% of our outstanding common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock. Such persons are required to furnish us with copies of all reports they file.

      To our knowledge, based solely on a review of the copies of filings furnished to us and written or oral representations that no other reports were required, we believe that all of our directors and executive officers complied during 2003 with the reporting requirements of Section 16(a) of the Exchange Act except as follows:

      A Form 4 was filed during August 2003 to disclose the grant of restricted shares in June of 2003 to Mr. Gary Marino.

      Form 4s were filed during August 2003 to disclose the grant of restricted shares and stock options in June of 2003 to each of Messrs. Redfearn, Conklin, Howe, Devine, Schlosser, Turrell, Williams, Rabin and van Onselen.

      Form 4s were filed during October of 2003 to disclose the grant of stock options in June of 2003 to each of Messrs. Meyer, Nichols, Pagonis, Rampell, Sullivan and Swinburn.

      Mr. Sullivan filed a Form 4 on March 4, 2003 to disclose a sale of 8,000 shares of common stock on February 25, 2003.

EXECUTIVE COMPENSATION

      The following table sets forth, for the years ended December 31, 2003, 2002 and 2001, the aggregate compensation awarded to, earned by or paid to: (i) Gary O. Marino, our former Chairman of the Board, Chief Executive Officer and President; (ii) Donald D. Redfearn, our Executive Vice President, Chief Administrative Officer, Secretary and Director; (iii) Michael J. Howe, our Executive Vice President and Chief Financial Officer; (iv) Scott G. Williams, our Senior Vice President and General Counsel; (vi) Marinus van Onselen, the Chief Executive Officer of Freight Australia, our Australian subsidiary; and (vi) Gary M. Spiegel, our former Executive Vice President and Chief Operating Officer. We refer to these executive officers as our named executive officers. We did not grant any stock appreciation rights or make any long-term incentive plan payouts during these years.

Summary Compensation Table

		Annual Compensation						Compensation Awards

						Other Annual		Securities		All Other
						Compensation		Underlying		Compensation
Name and Principal Position	Year	Salary		Bonus($)(1)		(2)		Options (#)		Awards(s)(#)

Gary O. Marino	2003	$1,155,450	(3)(4)	$428,781		$60,375	(8)	—		$190,800	(13)
Former Chairman of the	2002	828,000	(3)(5)	254,125		65,595	(8)	350,000	(11)	—
Board, Chief Executive	2001	805,917	(3)(6)	586,176	(7)	2,833,680	(9)	350,000	(12)	—
Officer & President(10)

Donald D. Redfearn	2003	$452,553	(3)(4)	$143,594		$43,347	(8)	10,000	(14)	$84,800	(13)
Executive Vice President,8	2002	378,000	(3)	85,375		46,931	(8)	150,000	(11)	—
Chief Administrative	2001	328,000	(3)	151,313		925,766	(9)	150,000	(12)	—
Officer, Secretary & Director

Michael J. Howe	2003	$265,311	(3)(4)	$62,425		$826		7,000	(14)	$59,360	(13)
Executive Vice President	2002	173,000	(3)	23,950		604		10,000	(11)	—
& Chief Financial Officer	2001	153,000	(3)	42,625		—		10,000	(12)	—

Scott G. Williams	2003	$234,000	(3)(4)	$62,425		$288		4,000	(14)	$33,920	(13)
Senior Vice President	2002	184,715	(3)	31,292		202		30,000	(15)	—
& General Counsel	2001	—		—		—		—		—

Marinus van Onselen	2003	$254,879		$—	(16)	$—		7,000	(14)	$59,360	(13)
Chief Executive Officer —	2002	220,597		29,696		—		100,000	(11)	—
Freight Australia	2001	200,000		191,000		—		30,000	(12)	—

Gary M. Spiegel(18)	2003	$440,800	(4)	$187,500		$43,742	(8)	10,000	(14)	$—
Former Executive Vice	2002	375,000		160,375		45,979	(8)	150,000	(11)	$84,800	(13)
President & Chief	2001	325,000		183,813		—		100,000	(17)	—
Operating Officer

(1)	Bonus attributable to any particular year is paid in the following year and granted at the Board’s discretion.

(2)	The aggregate amount of perquisites and other personal benefits provided to each named executive officer is less than 10% of the total amount of salary and bonus of the officer.

(3)	Includes $3,000 that related to a 401(k) employer match.

(4)	Includes amounts related to a deferred compensation plan that were paid directly to the executive officers in the amounts of $372,450 for Mr. Marino, $59,553 for Mr. Redfearn, $52,311 for Mr. Howe, $21,000 for Mr. Williams and $65,800 for Mr. Spiegel.

(5)	Includes $75,000 that related to a deferred compensation plan that was paid directly to the executive officer.

(6)	Includes $152,917 that related to a deferred compensation plan that was paid directly to the executive officer.

(7)	Includes 10,000 shares of our common stock granted on January 25, 2001.

(8)	Represents, among other things, an executive expenditures allowance of $35,000 for Mr. Marino, $25,000 for Mr. Redfearn and $25,000 for Mr. Spiegel, in each case grossed-up for taxes.

(9)	Represents gains on exercise of stock options and subsequent sales of the common stock.

(10)	Mr. Marino retired in April 2004 as Chief Executive Officer and President and ceased serving as Chairman of the Board in March 2004.

(11)	Represents options granted under our 1998 Executive Incentive Compensation Plan at an exercise price of $10.20 per share.

(12)	Represents options granted under our 1998 Executive Incentive Compensation Plan at an exercise price of $12.01 per share.

(13)	Represents restricted stock granted in June 2003 at a value of $8.48 per share based on the closing price on the NYSE on the date of grant. Mr. Marino’s 22,500 shares were valued at $190,800, Mr. Redfearn’s 10,000 shares were valued at $84,800, Mr. Howe’s 7,000 shares were valued at $59,360, Mr. Williams’ 4,000 shares were valued at $33,920, Mr. van Onselen’s 7,000 shares were valued at $59,360 and Mr. Spiegel’s 10,000 shares were valued at $84,800.

The restricted stock awards granted are scheduled to vest over three to five years. Grants may vest earlier upon a qualifying disability, death, retirement or change in control. This grant includes a performance element that allows vesting to accelerate when certain performance measures are met. These measures are based upon the attainment of a specific earnings per share of the company as of the last day of the calendar year ending immediately preceding the applicable Vesting Date. If the measure is met for the first calendar year, then one-third of the restricted stock will vest on the first anniversary. This is true for the next two years and remains applicable for the fourth year if one of the previous years’ targets is not met. On the fifth anniversary of the grant date, any remaining balance of unvested shares will become fully vested. The performance measures for 2003 were not met; therefore, no vesting has occurred to date.

No dividends will be paid on the restricted stock granted.

(14)	Represents options granted under our 1998 Executive Incentive Compensation Plan at an exercise price of $8.48 per share.

(15)	Represents options for the purchase of 20,000 shares of our common stock at an exercise price of $14.16 per share and for the purchase of 10,000 shares of our common stock at an exercise price of $10.20 per share granted under our 1998 Executive Incentive Compensation Plan.

(16)	Any additional amounts that may be paid have not yet been determined.

(17)	Represents options for the purchase of 50,000 shares of our common stock at an exercise price of $12.01 per share and the purchase of 50,000 shares of our common stock at an exercise price of $11.40 per share granted under our 1998 Executive Incentive Compensation Plan.

(18)	Mr. Spiegel resigned on November 14, 2003.

Employment Agreements

      We entered into employment agreements with Messrs. Gary O. Marino and Donald D. Redfearn effective January 1, 2002. Mr. Marino previously served as our Chairman, Chief Executive Officer and President, and received a base salary of $811,200 per year until his resignation pursuant to Separation Agreement, effective as of April 14, 2004.

      Mr. Redfearn serves as our Acting President, Chief Administrative Officer and Secretary and currently receives a base salary of $421,200 per year. His base salary is subject to increase in the discretion of the Compensation Committee of our Board of Directors. Mr. Redfearn is eligible to receive bonuses in accordance with our management incentive plan. Pursuant to his agreement, Mr. Redfearn is entitled to those benefits (including medical, dental, disability and life insurance) as we and our subsidiaries typically provide to our employees with specified minimum benefits as follows: (1) supplemental medical and dental insurance for the executive and his family with payments by RailAmerica up to $10,000 per year; (2) long-term disability insurance with payments by RailAmerica up to $10,000; (3) $1 million of term life insurance; and (4) an annual allowance of $25,000 grossed-up for taxes. Mr. Redfearn’s agreement initially ran through December 31, 2003, but is subject to automatic one-year renewal terms, unless he notifies us or we notify him of non-

renewal 365 days prior to the expiration of the then current term. Mr. Redfearn’s agreement also contains non-competition provisions applicable should he resign from his position with us or we terminate him with cause.

      Mr. Redfearn’s employment agreement may be terminated by our Board of Directors for cause (as defined in the agreement), upon death or disability or without cause. If the agreement is terminated for death or disability, we shall pay him or his legal representative his accrued base salary and bonus payments through the date of termination and continue medical and dental insurance coverage for him and his family for 18 months. If the termination is for disability, we will continue to pay his base salary until he begins to receive payments from the long-term disability policy. If we terminate Mr. Redfearn without cause or he terminates his employment for good reason (as defined in the agreement), he shall receive the following benefits: (1) earned but unpaid base salary and bonus accrued through the date of termination; (2) base salary and benefits for the later of the term or 12 months; (3) a prorated portion of individual performance awards under our long-term incentive plan as if he had continued employment through the later of the term or 12 months; (4) a prorated portion of benefits payable to him under the management incentive plan as if he had continued employment through the later of the term or 12 months; and (5) any outstanding stock options shall become immediately vested. Mr. Redfearn is also entitled to the above severance payments if his employment is not renewed by the company without cause or by him for good reason.

      On April 4, 2001, Marinus van Onselen entered into an employment agreement with Freight Australia, our Australian subsidiary, which provides that he serve as Freight Australia’s Chief Executive Officer. Under Mr. van Onselen’s agreement, he receives a base salary of A$375,000 (US$286,425) if calculated with the exchange rate effective as of the record date) per year. Mr. van Onselen’s base salary is subject to increases in accordance with the Consumer Price Index applicable to the Melbourne region, as well as additional increases in the discretion of the Board of Directors of Freight Australia. Mr. van Onselen also receives bonus compensation in an amount equal to 1% of the pre-tax profit earned by Freight Australia, payable 30 days after completion of each audited year-end financial statement.

      Mr. van Onselen’s agreement has an initial term expiring on December 30, 2004 and is subject to automatic two-year renewal terms, unless Mr. van Onselen notifies us or we notify Mr. van Onselen of non-renewal no later than the second year of the then current extended period. In the event a change in control occurs and, as a result, (a) Mr. van Onselen’s employment with us is terminated for reasons other than serious misconduct or (b) Mr. van Onselen terminates his employment due to a material reduction in his compensation or employee-related benefits or a change in his status as the Chief Executive Officer of Freight Australia, Mr. van Onselen is entitled to receive on the date of termination a lump sum equal to 200% of his total compensation for the 12 month period prior to the date of termination.

      On January 9, 2004, Mr. van Onselen entered into an agreement with Freight Australia and the company that modifies his employment agreement in the event that the Freight Australia business is sold to a new owner by or before September 30, 2004. We have since entered into a Share Sale Agreement with Pacific National Pty. Limited for the sale and purchase of the Freight Australia business. In the event that this contemplated transaction closes by or before September 30, 2004, Mr. van Onselen shall receive A($1,699,000), but in lieu of the 200% of total compensation change-in-control payment referenced above.

      We have also entered into change-in-control severance agreements with Messrs. Redfearn, and Howe. These severance agreements are in addition to the above described employment agreements. Each severance agreement generally provides that in the event of a change-in-control of our company, we will continue to employ the officer under the severance agreement for a period of three years following the change-in-control or, if earlier, until the first day of the month after the officer reaches age 65. During this three-year employment period, the officer will:

(a) receive a monthly salary at least equal to the highest monthly salary paid to the officer during the twelve months preceding the change-in-control;

(b) receive, on an annual basis, a cash bonus at least equal to the average annual bonus paid to the officer in the three fiscal years immediately preceding the change-in-control or, if greater, the bonus that would have been paid to the officer for the fiscal year in which the change-in-control occurs based upon the same formula, terms and conditions for the bonuses for the immediately preceding fiscal year;

(c) continue to be eligible to participate in our welfare benefit plans, incentive, savings and retirement plans and other fringe benefit plans, on at least as favorable terms as those in place before the change-in-control; and

(d) receive reimbursement for reasonable business expenses.

      The severance agreements provide for various termination payments if we terminate the employment of the officer prior to the end of the three-year employment period. If we terminate the officer’s employment without cause or the officer terminates his employment for good reason, including the case in which he terminates his employment for any reason during the 30-day period immediately following the first anniversary of the effective date of the change-in-control, the officer will receive, as a lump sum payment:

(a) any accrued but unpaid base salary and bonus through the date of termination;

(b) a pro-rata portion of the bonus otherwise payable to the officer for the fiscal year in which the termination occurs;

(c) an amount equal to a specified multiple of the sum of the officer’s base salary and bonus;

(d) an amount equal to the value of the portion of the officer’s benefits under any savings, pension, profit sharing or deferred compensation plans that are forfeited under these plans by reason of the termination;

(e) a continuation of the health, dental, disability and life insurance benefits for the officer and his family for the remainder of the three-year employment period; and

(f) an amount equal to the value of unused vacation days that have accumulated during the calendar year in which the termination occurs.

      The multiple referred to in (c) above is 3x for Mr. Redfearn and 2x for Mr. Howe.

      If we terminate the officer’s employment with cause or the officer terminates employment without good reason, the officer will be entitled to receive only those amounts that have accrued but have not yet been paid to the officer. Each severance agreement requires us to reimburse the officer, on a fully grossed-up basis, for any excise tax imposed upon the officer as a result of any payments constituting excess parachute payments.

      For purposes of these severance agreements, the term change-in-control generally means any of the following:

(a) any person, entity or group acquires ownership of 33 1/3% percent or more of either the outstanding shares of our common stock or the combined voting power of our outstanding voting securities;

(b) the individuals who as of the date of the severance agreement constitute our Board of Directors, and/or future directors approved by the incumbent board, cease for any reason to constitute at least a majority of our Board of Directors; or

(c) our stockholders approve:

(1) a reorganization, merger or consolidation with respect to which persons who were our stockholders immediately prior to this reorganization, merger or consolidation do not, immediately afterwards, own more than 66 2/3% of the combined voting power of the resulting company;

(2) our liquidation or dissolution; or

(3) the sale of all or substantially all of our assets.

Stock Option and Bonus Plans

      1995 Stock Incentive Plan. Effective January 1, 1995, we adopted the 1995 Stock Incentive Plan under which our key personnel were eligible to receive awards of various forms of equity-based incentive compensation, including stock options, stock appreciation rights, stock bonuses, restricted stock awards, performance units and phantom stock units, and awards consisting of combinations of these incentives. We have reserved 1,000,000 shares of our common stock for the grant of options under the 1995 Stock Incentive Plan. The 1995 Stock Incentive Plan has been superseded by our 1998 Executive Incentive Compensation Plan described below. As of the record date, options to purchase an aggregate of 7,300 shares of our common stock were outstanding under the 1995 Stock Incentive Plan.

      1995 Non-Employee Director Stock Option Plan. Effective January 1, 1995, our Board of Directors adopted the 1995 Non-Employee Director Stock Option Plan, as amended and restated effective April 8, 1999 and further amended on June 22, 2000, under which 750,000 shares of our common stock have been reserved for issuance. Under the directors’ plan, our directors who are not also employees of ours are granted options to purchase our common stock upon election to our Board of Directors. The directors’ plan is administered by the Compensation Committee, the members of which are also participants in the directors’ plan. Subject to the provisions of the directors’ plan, the Compensation Committee has sole discretionary authority to construe, interpret and apply the terms of the directors’ plan, to determine all questions under the directors’ plan, and to adopt and amend any rules and regulations for the administration of the directors’ plan as it may deem desirable.

      Under the terms of the directors’ plan, each non-employee director is granted an option to purchase 50,000 shares of our common stock on the date that person is first elected to become a director of ours. The term of the directors’ plan is ten years from the effective date, after which no further options will be granted under it. Options granted under the directors’ plan expire ten years from the date of grant. The exercise price per share of each option granted under the directors’ plan will be the fair market value of our common stock on the date prior to the date the option is granted. Options granted under the directors’ plan vest over a period of three years at the rate of one-third on the date of grant and then one-third annually on each of the two consecutive anniversaries of the date of grant, provided the non-employee director to whom the options are granted continues to serve as a director on each of these vesting dates. As of the record date, options to purchase an aggregate of 577,499 shares of our common stock were outstanding under the directors’ plan.

      1995 Employee Stock Purchase Plan. Our Board of Directors has adopted, effective January 1, 1995, the 1995 Employee Stock Purchase Plan, under which 250,000 shares of our common stock are reserved for issuance. During the first quarter of 1996, we implemented the stock purchase plan. The stock purchase plan, which is intended to qualify under Section 423 of the Internal Revenue Code, is designed to encourage stock ownership by our employees. All of our employees other than members of our Board of Directors and owners of 5% or more of our common stock are eligible to participate in the stock purchase plan, with some exceptions, if they are employed by us for at least 20 hours per week and more than five months per year. No employee is eligible to participate who, after the grant of options under the stock purchase plan, owns (including all shares which may be purchased under any outstanding option) 5% or more of our common stock.

      Effective, June 22, 2000, the first amendment to the 1995 Employee Stock Purchase Plan was ratified. This amendment changed the annual enrollment date and once a year offering period to semiannual enrollment dates on January 1 and July 1 allowing for two separate offering periods each year.

      On January 1 and July 1 of each year, the enrollment dates, we will grant to each participant an option to purchase on June 30 and December 31, the exercise dates of that year, at a purchase price determined in the manner described below, the number of full shares of our common stock which his or her accumulated payroll deductions on the exercise date will purchase at the purchase price. The purchase price was amended to read as follows:

(i) “Purchase Price” shall mean an amount equal to eighty-five percent (85%) of the lower of (x) the greater of (A) the Fair Market Value of a share of Common Stock on the Offering Date or

(B) the Fair Market Value of a share of Common Stock on the Enrollment Date on which the employee elects to become a participant within the offering period, and (y) the Fair Market Value of a share of Common Stock on the Exercise date.”

      The Plan Administrator for the Employee Stock Purchase Plan provides all participants, on a quarterly basis, with a statement reflecting the balance of shares purchased and any activity on the employee’s account.

      1998 Executive Incentive Compensation Plan. In April 1998, our Board of Directors adopted our 1998 Executive Incentive Compensation Plan, which was approved by our stockholders in June 1998 and later amended on June 22, 2000. The terms of the 1998 incentive plan provide for grants of stock options, stock appreciation rights, or SARs, restricted stock, deferred stock, other stock-related awards and performance or annual incentive awards that may be settled in cash, stock or other property. The 1998 incentive plan supersedes our 1995 Stock Incentive Plan. The effective date of the 1998 incentive plan was April 16, 1998. As of the record date, options and restricted stock to purchase an aggregate of 4,023,707 shares of our common stock were outstanding under the 1998 incentive plan.

      Although some types of awards authorized under the 1998 incentive plan are similar to those under the preexisting plan, our Board of Directors determined to adopt an entirely new plan in order to respond to a number of changes and proposed changes relating to Rule 16b-3 under the Securities Exchange Act of 1934 and regulations under Section 162(m) of the Internal Revenue Code of 1986, to broaden the types of performance goals that may be set and the types of awards that may be granted by the Compensation Committee of our Board of Directors and otherwise to add flexibility to annual incentive awards and other performance-based awards intended to qualify for corporate tax deductions under Section 162(m), to increase the number of shares of our common stock that may be subject to awards, and to otherwise adopt provisions intended to enable the Compensation Committee to better promote the goals of our compensation policies and programs, as discussed above.

      Shares Available for Awards; Annual Per-Person Limitations. Under the 1998 incentive plan, as amended, the maximum number of shares of our common stock that may be subject to the granting of awards under the 1998 incentive plan at any time during the term of the 1998 incentive plan is equal to the sum of (i) 15% of the number of shares of our common stock that were outstanding as of April 15, 2000, plus (ii) 15% of the number of shares of our common stock issued after April 15, 2000 (including any shares issued as a result of conversions of our preferred stock and/or debt obligations into shares of our common stock), plus (iii) the number of shares of our common stock that are surrendered in payment of any awards or any tax withholding with regard to the awards, minus (iv) the number of shares that then are subject to outstanding awards under the preexisting plan. As of the record date, this maximum number equaled 5,137,404 shares.

      In addition, the 1998 incentive plan imposes individual limitations on the amount of some awards in part to comply with section 162(m) of the tax code. Under these limitations, during any fiscal year the number of options, SARs, restricted shares of our common stock, deferred shares of our common stock, shares as a bonus or in lieu of other obligations of ours, and other stock-based awards granted to any one participant may not exceed 4% of the number of shares of our common stock issued and outstanding as of April 15, 2000, or 791,952 shares. The maximum amount that may be paid out as an annual incentive award or other cash award in any fiscal year to any one participant is $1,000,000, and the maximum amount that may be earned as a performance award or other cash award in respect of a performance period by any one participant is $2,000,000. The 1998 incentive plan currently limits the number of shares that may be issued pursuant to incentive stock options to 930,000 shares.

      The Compensation Committee is authorized to adjust the limitations described in the two preceding paragraphs and is authorized to adjust outstanding awards, including adjustments to exercise prices of options and other affected terms of awards, in the event that a dividend or other distribution, whether in cash, shares of our common stock or other property, recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange or other similar corporate transaction or event affects the common stock so that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants. The Compensation Committee is also authorized to adjust performance conditions and other terms of awards in response to these kinds of events or in response to changes in applicable laws, regulations or accounting principles.

      Eligibility. Our officers, directors, employees and independent contractors and the officers, directors, employees and independent contractors of our subsidiaries are eligible to receive awards under the 1998 incentive plan. Independent contractors are not eligible to receive any awards other than stock options. An employee on leave of absence may be considered as still in our employ for purposes of eligibility for participation in the 1998 incentive plan.

      Annual Incentive Plan. In accordance with the terms and conditions of the 1998 incentive plan governing annual incentive awards, the Compensation Committee adopted an Annual Incentive Plan program, effective January 1, 1998. Under this program, the Compensation Committee annually approves performance measures, objectives, award levels and funding of the program. Our executives, managers and corporate staff who have direct influence on business performance and results, and who are not participants in a subsidiary plan or program, are eligible to participate. Plan measures include, without limitation, earnings per share, earnings before interest, taxes, depreciation and amortization or EBITDA, return on investment and acquisitions. Payment of awards is based on the actual achievement of the specific goals set by the Compensation Committee.

      Long Term Incentive Program. In accordance with the terms and conditions of the 1998 incentive plan governing performance awards, on January 25, 2001, the Compensation Committee of our Board of Directors implemented the 2001 Long Term Incentive Program, or LTIP. The purpose of the LTIP is to provide management the opportunity to increase their equity ownership in our company and to provide an additional incentive to reward and retain qualified competent persons, upon whose efforts and judgment our success is largely dependent, by providing an opportunity for them to receive additional compensation depending upon the attainment of key business objectives over a three-year period. The LTIP became effective on January 1, 2001. The LTIP is administered by the Compensation Committee. The LTIP is governed by the terms, conditions and provisions of the 1998 incentive plan, as well as the following additional material terms and conditions.

      Eligibility. Our key executive employees who are designated by the Compensation Committee are eligible to participate in the plan. Participants will be divided into two tiers: Tier I consists of high level executive officers selected by the Compensation Committee and Tier II will consist of other key executive employees selected by the Compensation Committee. For the performance period ending December 31, 2004, our Compensation Committee designated Donald D. Redfearn as a Tier I participant. Messrs. Marino and Spiegel will continue as Tier I participants through year-end pursuant to their separation agreements. To date there are no Tier II Participants. In the future the LTIP may require participating executives to maintain a prescribed stock ownership percentage in order to participate.

      Awards. The LTIP provides an opportunity for a participant to receive an award at the end of a three-year performance cycle. As of the first day of each performance cycle, the Compensation Committee will establish (a) an aggregate target amount payable, or aggregate target pool, under the LTIP, and (b) individual target award amounts that each participant may earn, which will be equal to a stated percentage of the participant’s base salary. The individual target amount for Tier I participants will be equal to 100% of base salary paid by our company to the participant as of the first day of the applicable performance period.

      The amount of the award that a participant will be eligible to receive from the aggregate target pool will be determined by a stated formula based upon the compounded growth in our annual earnings per share over the performance cycle. If, at the end of the three-year performance cycle, we have an annual earnings per share growth of at least 8% but less than 10%, then the amount of the award that a participant will receive will be equal to 75% of his or her individual target amount. If we have an annual earnings per share growth of at least 10% but less than 12%, then the amount of the award that a participant will receive will be equal to 100% of his or her individual target amount. If we have an annual earnings per share growth of at least 12%, then the amount of the award that a participant will receive will be equal to 125% of his or her individual target amount.

      After the end of the performance cycle, the Compensation Committee will determine and certify the amount of any awards payable to each participant in the LTIP. Awards earned under the LTIP will be payable to participants 50% in cash and 50% in shares of our common stock.

      RailAmerica, Inc. Executive Deferred Compensation Plan. Effective as of January 1, 2003, our Board of Directors adopted a non-qualified deferred compensation plan, referred to as the RailAmerica, Inc. Executive Deferred Compensation Plan. The deferred compensation plan was subsequently amended on February 11, 2003.

      The purpose of the deferred compensation plan is to permit certain of our selected key officers (i.e., vice presidents and above) and directors to elect to defer all or a portion of their cash compensation to be received from us until the earlier of (a) the termination of his or her employment with us, or services as a director of ours or (b) a specified date in the future, as indicated in the initial election form executed by the individual officer or director. The officers have the ability to elect to defer up to 50% of their base salary and 100% of their bonuses for a plan year, and the directors have the ability to elect to defer up to 100% of each of their monthly retainer fees and meeting fees for a plan year.

      In addition to the elective deferrals described above, certain selected participants will be eligible to receive a non-discretionary employer contribution, on an annual basis, the individual amounts of which for each selected participant (which is not necessarily the same for each participant) are set forth on Exhibit D to the deferred compensation plan. In order to be eligible to receive all or a portion of this non-discretionary employer contribution for a plan year, however, a selected participant must make elective deferrals for such plan year in an amount not less than 3% of his or her base salary for that plan year to take advantage of the full employer match. In order for a selected participant to receive the entire amount of the non-discretionary employer contribution designated on Exhibit D for a plan year, his or her elective deferrals must equal or exceed 3% to 6% of his or her base salary for the plan year.

      The non-discretionary employer contributions made to the deferred compensation plan (if any) are subject to a 5 year cliff vesting; meaning that after 5 full years of employment and/or service with us, a participant will be 100% vested in such contributions. There is no partial vesting prior to a participant completing the 5-year service requirement, except in the event of such participant’s death, the participant’s attainment of age 65, or a “change in control” (as defined in the deferred compensation plan) of our company.

      Plan participants may select from a variety of investment alternatives for purposes of calculating the investment return attributable to their elective deferrals and/or the non-discretionary employer contributions made on their behalf. Under the terms of the deferred compensation plan, we will be required to pay out amounts to a participant based upon the investment alternatives selected by the participant.

      All amounts contributed to the deferred compensation plan, including the participant elective deferrals and the non-discretionary employer contributions, shall be funded into a grantor rabbi trust and, thus, all such amounts remain subject to the claims of our creditors in the event we become bankrupt or insolvent.

      At the appropriate time of distribution (as discussed above), each participant shall receive, at such participant’s election (which must be made at the time of entry into the deferred compensation plan), either a lump sum distribution or installment payments of the vested portion of the contributions (the elective deferrals, the non-discretionary employer contributions (if any) and earnings thereon (if any) made to the deferred compensation plan on his or her behalf. We, or our appointed plan administrator, may, however, approve in-service withdrawals with a penalty or other withdrawals to cover unforeseen financial emergencies.

Option/SAR Grant Table

      There were no stock appreciation rights granted during 2003. The table below sets forth the following information with respect to options granted to the named executive officers during the year ended December 31, 2003:

•	the number of shares of common stock underlying options granted during the year;

•	the percentage that those options represent of all options granted to employees during the year;

•	the exercise price;

•	the expiration date; and

•	the grant date present value.

	Number of	% of Total
	Securities	Options/SARs
	Underlying	Granted to	Exercise		Grant Date
	Options/SARs	Employees in	Price	Expiration	Present
Name	Granted(#)	Fiscal Year	($/Sh)	Date	Value($)(1)

Gary O. Marino(2)	0	0%	$8.48	6/19/13	—

Donald D. Redfearn	10,000	4%	$8.48	6/19/13	36,700

Michael J. Howe	7,000	3%	$8.48	6/19/13	25,690

Scott G. Williams	4,000	1%	$8.48	6/19/13	14,680

Marinus van Onselen	7,000	3%	$8.48	6/19/13	25,690

Gary M. Spiegel(3)	10,000	4%	$8.48	6/19/13	36,700

(1)	The fair value of each option is estimated on the date of the grant using the Black-Scholes option-pricing model with the following weighted average assumptions used for grants: dividend yield 0.0%; expected volatility of 46%; risk-free rate of 2.6%; and expected life of 5 years. The weighted average value of the options granted was $3.67.

(2)	Mr. Marino retired in April 2004 as Chief Executive Officer and President and ceased serving as Chairman of the Board in March 2004.

(3)	Mr. Spiegel’s employment terminated on November 14, 2003, and, accordingly, the options were only exercisable through February 12, 2004.

Option Exercises And Values For 2003

      The table below sets forth the following information with respect to stock options held by the named executive officers at December 31, 2003:

•	the number of shares of common stock acquired upon exercise of options during 2003;

•	the aggregate dollar value realized upon the exercise of those options;

•	the total number of exercisable and nonexercisable stock options held at December 31, 2003; and

•	the aggregate dollar value of in-the-money exercisable options at December 31, 2003.

			Number of Securities
			Underlying Unexercised		Value of Unexercised In-
			Options at December 31,		The-Money Options at
	Shares	Value	2003(#)		December 31, 2003($)(1)
	Acquired on	Realized
Name	Exercise(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Gary O. Marino	—	$—	1,433,334	116,666	$2,953,334	$186,666

Donald D. Redfearn	—	$—	416,666	56,667	$716,730	$102,134

Michael J. Howe	—	$—	29,000	8,000	$71,413	$20,827

Scott G. Williams	—	$—	21,333	12,667	$15,093	$14,187

Marinus van Onselen	—	$—	139,000	38,000	$245,163	$68,827

Gary M. Spiegel	—	$—	310,000	0	$570,700	$—

(1)	The closing sale price of our common stock on December 31, 2003 as reported by the NYSE, was $11.80 per share. Value is calculated by multiplying (a) the difference between $11.80 and each option exercise price by (b) the number of shares of our common stock underlying the option.

Long-Term Incentive Plan Awards Table

      The following table shows information on awards during 2003 for the named executive officers designated by our Compensation Committee to participate under our Long-Term Incentive Plan.

Long Term Incentive Plan Awards in Last Fiscal Year

		Estimated Future Payouts Under
		Non Stock-Price-Based Plans
	Performance or Other
	Period Until Maturation	Threshold	Target	Maximum
Name	Or Payout(1)	($)(1)	($)(1)	($)(1)

Gary O. Marino	1/1/03 – 12/31/05	$585,000	$780,000	$975,000

Donald D. Redfearn	1/1/03 – 12/31/05	292,500	390,000	487,500

Michael J. Howe	1/1/03 – 12/31/05	157,500	210,000	262,500

Gary M. Spiegel(2)	1/1/03 – 12/31/05	171,844	229,125	286,406

(1)	Under the Long-Term Incentive Plan, key executives designated by our Compensation Committee are eligible to earn a deferred cash incentive award based on our financial performance. Assuming the performance targets are met, participants in the plan are eligible to earn an award after the end of each performance period. New performance periods are expected to begin each year. The value of participations granted on January 1, 2003 will be determined by our attainment of specified improvement in our annual earnings per share. If, at the end of the applicable three-year performance cycle, we have an annual earnings per share growth of at least 8% but less than 10%, then the amount of the award that a participant will receive will be equal to 75% of his or her individual target amount. If we have an annual earnings per share growth of at least 10% but less than 12%, then the amount of the award that a participant will receive will be equal to 100% of his or her individual target amount. If we have an annual earnings per share growth of at least 12%, then the amount of the award that a participant will receive will be equal to 125% of his or her individual target amount. The individual target amount for each named executive officer designated to participate in the LTIP is equal to the base salary paid by us to the participant as of the first day of the applicable performance period. More information about the LTIP is available under “Executive Compensation — Long-Term Incentive Plan” on page 18.

(2)	Gary M. Spiegel resigned from the company on November 14, 2003; accordingly, the potential future payout amounts reflected above have been prorated to 61%.

Equity Compensation Plan Table

      The table below sets forth information with respect to securities authorized for issuance under our equity compensation plans as of December 31, 2003:

	Number of securities		Number of securities
	to be issued upon	Weighted average	remaining available
	exercise of	exercise price of	for future issuance
	outstanding options,	outstanding options,	under equity
	warrants, and rights	warrants, and rights	compensation plans

Equity compensation plans approved by security holders	4,978,100	$9.74	981,584 (1)

Equity compensation plans not approved by security holders	1,259,975 (2)	$9.19	0

Total	6,238,075	$9.63	981,584

Footnotes:

(1)	The 1995 Non-Employee Director Stock Option plan has 207,501 shares available, the 1998 Executive Incentive Compensation Plan has 524,083 shares available and the 1995 Employee Stock Purchase Plan has 250,000 shares available. The 1998 Executive Compensation Plan shares available for issuance are calculated as disclosed in the “Shares Available for Awards” paragraph on page 18 of the proxy.

(2)	Detail of this balance is as follows:

Other option agreements with employees	459,975

Warrants issued to Barclays Bank on April 30, 1999 in connection with a $100 million bridge financing for the acquisition of Freight Australia	750,000

Warrants issued to Barclays Bank on November 30, 1999 in connection with an amendment to the $100 million bridge financing	50,000

AUDIT COMMITTEE REPORT — COMPENSATION COMMITTEE REPORT —

PERFORMANCE GRAPH

      The following Report of the Audit Committee and the Report of the Compensation Committee and the Performance Graph included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate the reports or the performance graph by reference in that filing.

REPORT OF THE AUDIT COMMITTEE

      Each of the members of the Audit Committee is a non-employee member of our Board of Directors, and our Board of Directors has made the determination that the members of our Audit Committee are independent under current NYSE and Securities and Exchange Commission rules. The Board of Directors has adopted a written charter for the Audit Committee as required by the rules of the Securities and Exchange Commission. The Audit Committee oversees our processes related to financial reporting, internal control, auditing and regulatory compliance activities on behalf of our Board of Directors. The Audit Committee also selects and makes decisions regarding the termination and replacement of our independent auditors.

      Management is responsible for our financial reporting process, including our system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. Our independent auditors are responsible for auditing those financial statements in accordance with auditing standards generally accepted in the United States of America. The Audit Committee’s responsibility is to monitor and review these processes. Audit Committee members are not employees of RailAmerica and it is not their duty or responsibility to conduct auditing or accounting reviews or procedures. Therefore, the Audit Committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on our financial statements. While the Audit Committee has made inquiries of management and the independent auditors as to these matters, oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, while the Audit Committee has received assurances from management and the independent auditors, its considerations and discussions with management and the independent auditors do not assure that our financial statements are presented in accordance with generally accepted accounting principles, that the audit of our financial statements has been carried out in accordance with generally accepted auditing standards or that our independent accountants are in fact “independent.”

      In performing its oversight function, the Audit Committee reviewed and discussed our 2003 audited financial statements with management and the independent auditors. The Audit Committee also discussed with our independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication With Audit Committees, which relates to the conduct of our audit, including our auditors’ judgment about the quality of the accounting principles applied in our 2003 audited financial statements. The Audit Committee received the written disclosures and the letter from our independent auditors required by Independence Standards Board No. 1, Independence Discussions With Audit Committees, and has discussed with our auditors their independence from management and us. The Audit Committee also considered the compatibility of any nonaudit services provided by our independent auditors with their independence. To help assure the independence of the outside auditors, the audit committee selected Deloitte & Touche to perform outsourced internal audit services and to provide tax advice.

      The Audit Committee chairman receives weekly reports from the internal auditors and is in constant communication with both the internal and external auditors regarding both quarterly and year-end reporting issues. On an informal basis the chairman communicates with the members outside of meetings with regard to significant issues that need to be brought to their immediate attention. Otherwise, communication between the members is mostly during meetings.

      The Audit Committee meets with our independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls and the overall quality of our financial reporting. The Audit Committee held 9 meetings during fiscal year 2003. Based upon the reports and discussions described in this report, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission.

      In early 2003, management and PricewaterhouseCoopers advised the Audit Committee of our Board of Directors that during the course of the audit of the 2002 financial statements, they noted deficiencies in the internal controls of our Australian subsidiary relating to procedures for determining which costs spent on improvements to track structure, locomotives and freight cars qualified for capitalization under our policies. During 2003 management took corrective actions to address these issues and reported back to the Audit Committee upon the completion of their remediation. As a result of these corrective actions, no material weaknesses were noted during the 2003 audit.

Members of The Audit Committee

Richard Rampell, Chairman Douglas R. Nichols John M. Sullivan

REPORT OF THE COMPENSATION COMMITTEE

      The Compensation Committee has responsibility for matters related to compensation, including compensation policy, approval of salaries, bonuses and other compensation for our executive officers and administration of our various compensation and stock plans.

      Our executive compensation policy is designed to enable us to attract, motivate and retain highly qualified executive officers and reward executives for achieving financial, operating and individual objectives that produce a corresponding and direct return to our stockholders in both the long-term and the short-term. The key components of our compensation program are base salary, annual and long-term incentive bonus awards and equity participation in the form of stock options. In arriving at specific levels of compensation for executive officers, the Compensation Committee has relied on the recommendations of management, measurement of our performance through a comparison of benchmarks against a business plan that has been previously approved by the Board of Directors, consultation with an outside, independent management compensation consulting firm and the experience of committee members and their knowledge of compensation paid by other similar transportation companies.

      The Compensation Committee also seeks to ensure that an appropriate relationship exists between executive pay and corporate performance. Executive officers are also entitled to customary benefits generally available to all of our employees, including group medical, dental, and life insurance and our 401(k) plan and Stock Purchase Plan. We have employment agreements with Donald D. Redfearn, our Acting President, Chief Administrative Officer and Secretary and Marinus van Onselen, the Chief Executive Officer of Freight Australia, to provide them with the employment security and severance deemed necessary by the Compensation Committee to retain them. We also had employment agreements with Gary O. Marino, our former Chairman, Chief Executive Officer and President, and Gary M. Spiegel, our Executive Vice President and Chief Operating Officer – North America Rail Group, which have been terminated pursuant to separation agreements.

Components of Executive Compensation

      Base Salary. In addition to complying with the requirements of the employment agreement of Messrs. Marino, Redfearn, Spiegel and van Onselen, compensation for each of the executive officers for 2003 was based on the executive’s duties and responsibilities, our performance, both financial and otherwise, and the success of the executive in developing and executing our marketing, financing and strategic plans, as appropriate. With the exception of Mr. Marino, salaries for each of the executive officers was based upon recommendations by Mr. Marino, subject to the review and approval of our Board of Directors. Mr. Marino’s compensation was determined by our Board of Directors, based upon an evaluation of performance criteria and accomplishments, and after consultation with an outside management compensation consulting firm. The Compensation Committee noted several achievements during 2003 in making this determination, including (i) reductions in debt and enhancement in shareholders’ equity, such that our net debt-to-equity ratio improved from 64% to 59%; (ii) several meaningful acquisitions, including the Mobile, Alabama line and the San Luis and Rio Grande Line; (iii) sale of our interest in Ferronor (Chile) for $18.1 million, including subordinated debt; and (iv) a 65% increase in our stock price.

      Annual Bonus. Executive officers receive an annual cash bonus based on the degree of achievement of our financial and other objectives and the degree of achievement by each such officer of his or her individual objectives as approved by the Compensation Committee. Performance of each executive officer is measured against an approved business plan that is adopted each year by our Board of Directors at the beginning of the year. The benchmarks measured by our Board of Directors in making its determination are earnings per share, return on equity, operating income, return on assets and acquisitions.

      Long Term Incentive Plan. In 2001, the Compensation Committee implemented the Long Term Incentive Program, or LTIP. Executive officers designated to participate in the LTIP by the Compensation Committee can earn additional compensation awards at the end of each three-year cycle. Performance is measured against predetermined earnings per share targets for the three years, and the awards are payable to participants 50% in cash and 50% in our common stock.

      Stock Options. Equity participation is a key component of our executive compensation program. Stock options are granted to executive officers primarily based on the officer’s actual and expected contribution to our development. Options are designed to retain executive officers and motivate them to enhance stockholder value by aligning their financial interests with those of our stockholders. Stock options provide an effective incentive for management to create stockholder value over the long-term since the option value depends on appreciation in the price of our common stock over a number of years. With the exception of Mr. Marino, the number of options received by each executive officer has been based upon recommendation by Mr. Marino and consultations by the Board of Directors with the management compensation consulting firm described above. Grants of options to Mr. Marino were determined by our Compensation Committee in consultation with the management compensation consulting firm.

      Restricted Stock Grants. In June 2003, the company’s Board of Directors authorized the issuance of 170,650 restricted shares of common stock to approximately 75 employees. Restricted stock awards are expensed ratably over the vesting period. The restricted stock awards granted are scheduled to vest over three to five years. Grants may vest earlier upon a qualifying disability, death, retirement or change in control. This grant includes a performance element that allows vesting to accelerate when certain performance measures are met. These measures are based upon the attainment of a specific Consolidated Earnings Per Share (“EPS”) of the company as of the last day of the calendar year ending immediately preceding the applicable Vesting Date. If the measure is met for the first calendar year, then one-third of the restricted stock will vest on the first anniversary. This is true for the next two years and remains applicable for the fourth year if one of the previous years’ targets are not met. On the fifth anniversary of the grant date, any remaining balance of unvested shares will become fully vested. Unearned compensation will be recognized as compensation expense ratably over the remaining vesting periods. The restricted stock amortization expense totaled $0.1 million for the year ended December 31, 2003.

Members of The Compensation Committee

Ferd. C. Meyer, Jr., Chairman William G. Pagonis Charles Swinburn

Compensation Committee Interlocks and Insider Participation

      The membership of the Compensation Committee of our Board of Directors in 2003 consisted of Ferd. C. Meyer, Jr., Chairman, William G. Pagonis and Charles Swinburn. John M. Sullivan replaced William G. Pagonis in March of 2004. No member of the Compensation Committee is now or ever was an officer or an employee of ours. No executive officer of ours serves as a member of the Compensation Committee of our Board of Directors of any entity one or more of whose executive officers serves as a member of our Board of Directors or Compensation Committee. There were no Compensation Committee interlocks during fiscal 2003.

Performance Graph

      The Securities and Exchange Commission requires us to present a line graph comparing cumulative stockholder returns on an indexed basis with the Total Return Index for a broad-based index such as the S&P 500, and either a nationally-recognized industry standard or a group of peer companies selected by us. We have selected, for purposes of this comparison, the S&P Railroads. The graph is to present the shorter of five years or the period our common stock has been registered under Section 12 of the Securities Exchange Act of 1934. The graph assumes that $100 was invested on December 31, 1998 in each of our common stock, the S&P 500 and the S&P Railroads, and that all dividends were reinvested.

      Last year, we used the NYSE Composite and the NYSE Transportation Stocks to present a line graph comparing cumulative stockholder returns. We commenced trading on the New York Stock Exchange on January 2, 2002; however, the NYSE no longer provides those indices in a format that we can utilize. As we have selected different indices from those used for the immediately preceding fiscal year, the Securities and Exchange Commission requires that we compare our total return with the total return of both the newly selected indices and the indices used in the immediately preceding fiscal year.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS

PERFORMANCE GRAPH FOR
RAILAMERICA, INC.

	12/31/1998	12/31/1999	12/29/2000	12/31/2001	12/31/2002	12/31/2003

RailAmerica, Inc.	100.00	100.74	92.28	170.12	84.35	138.82
S&P 500	100.00	121.04	110.02	96.95	75.52	97.18
NYSE Composite	100.00	109.15	110.25	98.99	79.37
NYSE Transportation	100.00	96.75	95.93	90.97	82.05
S&P Railroads	100.00	84.27	91.04	107.45	106.08	129.72

*	$100 invested on 12/31/98 in stock or index — including reinvestment of dividends. Fiscal year ending December 31. NYSE Composite Index and NYSE Transportation Index through 2002 only.

CERTAIN TRANSACTIONS

      We entered into a Separation Agreement terminating Gary O. Marino’s employment as our Chief Executive Officer and President, effective as of April 14, 2004. His agreement provides for a $100,000 payment to him and a $3 million payment into his deferred compensation trust. Mr. Marino will remain eligible for performance awards under our long-term incentive program (“LTIP”) to the extent of his entire award for all performance periods to date, through and including the performance period running from January 1, 2003 through December 31, 2005. Thereafter, he shall receive a 75% prorated portion of his performance award for the period running from January 1, 2004 through April 14, 2006, with all such payments being calculated pursuant to the formula set forth in the LTIP.

      Mr. Marino will receive reimbursement for his monthly premiums to maintain medical and dental insurance for him and his qualified dependents under the company’s group health plan pursuant to “COBRA”, for a period of five (5) years. A total of 116,666 of Mr. Marino’s unvested options to purchase our shares become immediately vested and, together with 1,433,334 previously vested options, shall remain exercisable until April 14, 2006, with the exception of those options granted to Mr. Marino as of January 1, 1998, which shall remain exercisable until January 1, 2008. In addition, 24,918 unvested shares of restricted stock shall become immediately vested and free of such restrictions. Mr. Marino’s agreement contains non-competition provisions for one year.

      We entered into a Separation Agreement terminating Gary M. Spiegel, our former Executive Vice President and Chief Operating Officer – North America Rail Group, effective as of November 14, 2003. His agreement provides for continuation of his base salary of $375,000 per year, through November 14, 2004. He remains eligible for receipt of performance awards under the LTIP for the performance period through December 31, 2003, a 94.5% prorated share of the performance award for the period running from January 1, 2002 through December 31, 2004, and a 61.1% prorated share of the performance award for the period running from January 1, 2003 through December 31, 2005, with the prorated awards being calculated as if his employment terminated effective November 14, 2004. Mr. Spiegel remained eligible for his entire bonus attributable to year 2003, under our annual incentive plan, and for a prorated portion of his bonus attributable through November 14, 2004 of his year 2004 bonus under the annual incentive plan. All of Mr. Spiegel’s unvested options to purchase our shares became immediately vested, as did 10,000 shares of restricted stock that had been previously granted to him. Mr. Spiegel’s agreement contains non-competition provisions.

OTHER BUSINESS

      Our Board of Directors knows of no other business to be brought before the annual meeting. If, however, any other business should properly come before the annual meeting, the persons named in the accompanying proxy will vote proxies as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise.

INDEPENDENT AUDITORS

      We intend to retain PricewaterhouseCoopers LLP as our independent auditors for 2004. PricewaterhouseCoopers LLP has served as our independent auditors since prior to our initial public offering in 1992.

      Representatives of PricewaterhouseCoopers LLP will attend the meeting and will be available to respond to questions from our stockholders. The representatives do not intend to make a statement.

      Our audit committee requires that management obtain the prior approval of the committee for all audit and permissible non-audit services to be provided by PricewaterhouseCoopers. The audit committee considers and approves at each meeting, as needed, anticipated audit and permissible non-audit service to be provided by PricewaterhouseCoopers during the year and estimated fees. The Audit Committee Chairman may approve permissible non-audit services up to $100,000 with subsequent notification to the full Audit Committee. All services rendered to us by PricewaterhouseCoopers in 2003 were pre-approved in accordance with these procedures.

      The fees billed by PricewaterhouseCoopers LLP for services rendered to us and our subsidiaries in 2003 were as follows:

     Audit Fees

      For professional services rendered in connection with the audit of our annual financial statements and reviews of our quarterly financial statements $579,700 for the fiscal year ended December 31, 2003, and $724,000 for the fiscal year ended December 31, 2002.

     Audit Related Fees

      For the audits of our benefit plans and consultations on accounting matters $132,485 for the fiscal year ended December 31, 2003, and $17,600 for the fiscal year ended December 31, 2002.

     Tax Fees

      For tax services $0.00 for the fiscal year ended December 31, 2003, and $0.00 for the fiscal year ended December 31, 2002.

     All Other Fees

      For services other than those described above $122,283 for consulting services at Freight Australia during the fiscal year ended December 31, 2003, $1,400 for the fiscal year ended December 31, 2002.

      The Audit Committee believes that the provision of the services described above under “All Other Fees” was compatible with maintaining independence of PricewaterhouseCoopers LLP.

INFORMATION CONCERNING STOCKHOLDER PROPOSALS

      Stockholders interested in presenting a proposal for consideration at our 2005 annual meeting of stockholders may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934 and our bylaws. To be eligible for inclusion in our proxy statement and form of proxy relating to the meeting, stockholder proposals must be received by our Corporate Secretary no later than December 31, 2004. Any stockholder proposal submitted other than for inclusion in our proxy materials for that meeting must be delivered to us no later than December 31, 2004, or that proposal will be considered untimely. If a stockholder proposal is received after March 15, 2005, we may vote in our discretion as to the proposal all of the shares for which we have received proxies for the 2005 annual meeting of stockholders.

By order of the Board of Directors

WILLIAM G. PAGONIS
Executive Chairman of the Board

Boca Raton, Florida
April 29, 2004

RAILAMERICA, INC.

AUDIT COMMITTEE CHARTER

Statement of Policy

      The Audit Committee (the “Committee”) shall:

      1.     provide assistance to the Company’s Board of Directors (the “Board”) in fulfilling its oversight of the corporate accounting and reporting practices of the Company, the Company’s compliance with legal and regulatory requirements, the performance of the Company’s internal audit function and independent auditors, and the integrity of the financial reports and related independent audits of the Company,

      2.     select the independent auditors,

      3.     evaluate the qualifications and independence of the independent auditors,

      4.     prepare the report the Securities and Exchange Commission (“SEC”) requires be included in the Company’s annual proxy statement, and

      5.     provide assistance to the Board and Management in preparing additional disclosures the SEC may require in the Company’s annual report on Form 10-K regarding audit and other accounting services and fees and the audit committee’s pre-approval policies and procedures as well as any other disclosure the SEC may require regarding the Company’s relationship with its independent auditors and internal control structure and procedures for financial reporting.

      In so doing, it is the responsibility of the Committee to maintain free and open means of communication among the Board, the independent auditors, the internal auditors, and the financial management of the Company.

Organization

      The Committee shall be composed of at least three directors, each of whom is determined by the Board of Directors to meet the independence requirements of the New York Stock Exchange, and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

      Each Committee member shall also be financially literate as this qualification is interpreted by the Board, or become financially literate within a reasonable time after appointment to the Committee, and at least one member of the Committee shall be an “audit committee financial expert” as determined by the Board of Directors pursuant to the definition under the applicable rules and regulations of the SEC.

      The members of the Committee shall be appointed by the Board of Directors based on nominations recommended by the Corporate Governance and Nominating Committee. A member shall serve until such member’s successor is duly elected and qualified or until such member’s earlier resignation or removal. The members of the Committee may be removed, with or without cause, by a majority vote of the Board of Directors.

      One member of the Audit Committee will be appointed by the Company’s Board of Directors as Chair and will be responsible for scheduling of regular and special meetings and the function of the Committee.

Compensation

      No member of the Committee shall receive compensation other than (1) director’s fees for service as a director of the Company, including reasonable compensation for serving on the Committee and regular benefits that other directors receive and (2) fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the Company, provided that such compensation is not contingent in any way on continued service to the Company.

Responsibilities

      In carrying out its responsibilities, the Committee’s policies and procedures should remain flexible in order to best react to changing conditions and to provide oversight to the Board and shareholders to help ensure that the corporate accounting and reporting practices of the Company are in accordance with all applicable requirements. The function of the Committee is oversight. The management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements. Management and the internal auditors are responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The external auditors are responsible for planning and carrying out a proper audit and reviews, including audits of the Company’s annual financial statements, and reviews of the quarterly financial statements prior to the filing of each quarterly report on Form 10-Q. It is not the duty or responsibility of the Committee to conduct “field work” or other types of auditing or accounting reviews or procedures, or to set audit or independence standards, and each member of the Committee shall be entitled to rely on

1. the integrity and skill of those persons and organizations within and outside the Company from which it receives information, and

2. the accuracy of the financial and other information provided by such persons or organizations absent actual knowledge to the contrary (which shall be promptly reported to the Board).

      In carrying out these responsibilities, the Committee will:

Independent Auditors

      1.     Retain and have sole responsibility for the compensation, oversight and termination of independent accounting firm engaged to audit the financial statements of the Company and its subsidiaries. Such independent auditors shall be ultimately accountable to the Board and the Committee as representatives of the shareholders and shall report directly to the Committee. The Committee shall approve in advance any audit or non-audit engagements or relationships between the Company and the independent auditors, other than “prohibited non-audit services” as may be specified in the Sarbanes-Oxley Act of 2002 or applicable laws or regulations, including, without limitation Section 10A(g) of the Exchange Act. The Committee may delegate to a subcommittee of one or more members of the Committee the authority to pre-approve audit and permitted non-audit services not to exceed one hundred thousand ($100,000) dollars provided that any such pre-approvals shall be presented to the full Committee at the next meeting of the Committee. Any pre-approval policies and procedures adopted by the Audit Committee to approve audit or non-audit engagements or relationships must:

•	be detailed as to the particular services to be provided;

•	require that the Audit Committee be informed about each service; and

•	not result in the delegation of the Audit Committee’s authority to management.

      2.     On an annual basis, the Committee shall review and discuss with the independent auditors all significant relationships the independent auditors have with the Company to determine their independence. The Committee shall be responsible for actively engaging in a dialogue with the independent auditors, and recommending action to the Board as appropriate, with respect to any disclosed relationships or services that may affect the objectivity and independence of the independent auditors.

      3.     Review, at least annually, the qualifications, performance, and independence of the independent auditors. In conducting its review and evaluation, the Committee should:

(a) At least annually obtain and review a report by the Company’s independent auditors describing (i) the auditing firm’s internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditing firm, and any steps taken to deal with any such issues; and (iii) to assess the auditor’s independence, all relationships between the independent auditors and the Company;

(b) Confirm with the independent auditors that the lead (or coordinating) audit partner (having primary responsibility for the audit), the audit partner responsible for reviewing the audit, and each other active audit engagement team partner satisfies the rotation requirements of Rule 2-01(c)(6) of Regulation S-X, and consider whether there should be regular rotation of the audit firm itself;

(c) Confirm with any independent auditors retained to provide audit services for any fiscal year that, at no point during the audit and professional engagement period, any partner, principal or shareholder who is a member of the audit engagement team earned or received compensation based on the performance of, or procuring of, engagements with the Company to provide, any products or services other than audit, review or attest services; and

(d) Take into account the opinions of management and the Company’s internal auditors (or other personnel responsible for the internal audit function).

      4.     Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion of such audit, review any comments or recommendations of the independent auditors.

Financial Reporting Process

      5.     In consultation with the independent auditors, management, and the internal auditors, review the integrity of the Company’s financial reporting processes, both internal and external. In that connection, the Committee should obtain and discuss with management and the independent auditors reports from management and the independent auditors regarding (a) all critical accounting policies and practices to be used by the Company and the related disclosure of those critical accounting policies under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”; (b) analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements; (c) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with the Company’s management, the ramifications of the use of the alternative disclosures and treatments, and the treatment preferred by the independent auditor; (d) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles; (e) major issues as to the adequacy of the Company’s internal controls and any specific audit steps adopted in light of material control deficiencies; (f) issues with respect to the design and effectiveness of the Company’s disclosure controls and procedures, management’s evaluation of those controls and procedures, and any issues relating to such controls and procedures during the most recent reporting period; (g) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company; (h) any significant matters arising from any audit, including any audit problems or difficulties, whether raised by management, the internal auditor, or the independent auditor, relating to the Company’s financial statements; and (i) any other material written communications between the independent auditors and the Company’s management, including any “management” letter or schedule of unadjusted differences.

      6.     Review separately, at least quarterly, with the independent auditors, the Company’s internal auditors, and the Company’s management and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures may be desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper.

      7.     Review the internal audit function of the Company including its independence, responsibilities, budget and staffing, the proposed audit plans for the coming year, the coordination of such plans with the independent auditors, and periodically receive a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan. The Chairman of the Committee shall have full access to the work papers of the independent auditors.

      8.     Discuss matters identified during the independent auditors’ review of interim financial information with the independent auditors and management prior to the filing of the Company’s Quarterly Report on Form 10-Q.

      9.     Review with the independent auditors any audit problems or difficulties encountered and management’s response thereto. In this regard, the Committee must regularly review with the independent auditors (a) any audit problems or other difficulties encountered by the auditor in the course of the audit work, including any restrictions on the scope of the independent auditor’s activities or on access to requested information, and any significant disagreements with management and (b) management’s responses to such matters. Without excluding other possibilities, the Committee may wish to review with the independent auditors (i) any accounting adjustments that were noted or proposed by the auditor but were “passed” (as immaterial or otherwise), (ii) any communications between the audit team and the audit firm’s national office respecting auditing or accounting issues presented by the engagement, and (iii) any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditors to the Company.

      10.     Provide sufficient opportunity for the internal auditors and independent auditors to meet with the members of the Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors’ evaluation of the Company’s financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

Document/Report Review

      11.     Review, prior to dissemination, the financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, to be included in the Annual Report on Form 10-K and Quarterly Report on Form 10-Q with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed.

      12.     Discuss generally earnings press releases and financial information and earnings guidance including discussion of the types of information to be disclosed and the type of presentations to be made.

      13.     Discuss with the independent auditors and the Company’s financial management the independent auditors’ judgments about the quality of the Company’s accounting principles as applied in its financial reporting, and significant judgments affecting the financial statements. The discussion should include such matters as the consistency of application of accounting policies and the clarity and completeness of the Company’s accounting information contained in the financial statements and related disclosures.

Legal Compliance

      14.     Establish procedures for (i) the receipt, retention, and treatment of complaints received by the Company regarding the accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

      15.     Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel, independent auditors or other advisors for this purpose if, in its judgment, that is appropriate.

      16.     Discuss Company guidelines and policies to govern the process by which risk assessment and risk management is undertaken.

      17.     Set clear policies for the Company hiring employees or former employees of the independent auditors. At a minimum, these policies should provide that any public accounting firm may not provide audit services to the Company if the CEO, controller, CFO, chief accounting officer, or any person serving in an equivalent position for the Company was employed by the public accounting firm and participated in any capacity in the audit of the Company within one year of the initiation of the current audit.

Reports

      18.     Prepare all reports required to be included in the Company’s proxy statement, pursuant to and in accordance with applicable rules and regulations of the SEC as well as provide assistance to the Board and management in preparing additional disclosures the SEC may require in the Company’s annual report on Form 10-K or proxy statement regarding audit and other accounting services and fees and the audit committee’s pre-approval policies and procedures as well as any other disclosure the SEC may require regarding the Company’s relationship with its independent auditors and internal control structure and procedures for financial reporting.

Annual Performance Evaluation

      Members of the Company’s Board of Directors who are not members of the Committee shall prepare an Annual Performance Evaluation of the Committee, including reviewing the compliance of the Committee with this Charter, for review and discussion with the Committee. In addition, the Committee shall review and reassess, at least annually, the adequacy of this Charter and recommend to the Board of Directors any improvements to this Charter that the Committee considers necessary or valuable. The Annual Performance Evaluation shall be conducted in such manner as those conducting the Annual Performance Evaluation deem appropriate.

Meetings

      The Committee will hold meetings as and when the Committee deems appropriate; provided that the Committee will hold meetings at least quarterly. All non-management directors who are not members of the Committee may attend meetings of the Committee, but may not vote. In addition, the Committee may invite to its meetings any director, member of management of the Company, and such other persons as it deems appropriate in order to carry out its responsibilities. The Committee may also exclude from its meetings any persons it deems appropriate.

      As part of its goal to foster open communication, the Committee shall periodically meet separately with each of management, the director of the internal auditing department, and the independent auditors to discuss any matters that the Committee or any of these groups believe would be appropriate to discuss privately. In addition, the Committee should meet with the independent auditors and management quarterly to review the Company’s financial statements in a manner consistent with that outlined in this Charter.

Minutes and Reports

      Minutes of each meeting will be kept and distributed to each member of the Committee, members of the Board who are not members of the Committee and the Secretary of the Company. The Committee will report to the Board from time to time or whenever so requested by the Board. The Committee should review with the full Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors, or the performance of the internal audit function.

Resources and Authority

      The Committee shall have the resources and authority appropriate to discharge its responsibilities, including the authority to engage outside auditors for special audits, reviews, and other procedures and to retain special counsel and other experts or consultants.

Limitation of Audit Committee’s Role

      With respect to the foregoing responsibilities and processes, the Committee recognizes that the Company’s financial management, including its internal audit staff, as well as the independent auditors have more time, knowledge, and detailed information regarding the Company than do Committee members. Consequently, in discharging its oversight responsibilities, the Committee will not provide or be deemed to provide any expertise or special assurance as to the Company’s financial statements or any professional certification as to the independent auditors’ work.

      While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditors. It also is not the duty of the Committee to conduct investigations or to assure compliance with laws and regulations and the Company’s internal policies and procedures.

ANNUAL MEETING OF STOCKHOLDERS OF

RAILAMERICA, INC.

June 10, 2004

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

ê Please detach along perforated line and mail in the envelope provided. ê

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL THE DIRECTOR
NOMINEES LISTED IN PROPOSAL (1) SET FORTH BELOW.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Class lll Directors of the Company.
In their discretion, the proxies are authorized to vote upon such other business as may properly come before the 2004 Annual Meeting, or at any adjournments or postponements thereof.
NOMINEES:
☐	FOR ALL NOMINEES	O Douglas R. Nichols O Richard Rampell
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL OF THE PROPOSALS.
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES
The undersigned hereby acknowledges receipt of (i) the Notice of Annual Meeting, (ii) the Proxy Statement and (iii) the Company’s 2003 Annual Report to Stockholders.
☐	FOR ALL EXCEPT (See instructions below)
PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED. NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES.

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Stockholder	[ ]	Date:	[ ]	Signature of Stockholder	[ ]	Date:	[ ]

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

RAILAMERICA, INC.

5300 Broken Sound Blvd. N.W.
Boca Raton, Florida 33487

THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY’S BOARD OF DIRECTORS

COMMON STOCK

The undersigned holder of Common Stock of RailAmerica, Inc., a Delaware corporation (the “Company”), hereby appoints Donald D. Redfearn and Michael J. Howe and each of them, as proxies for the undersigned, each with full power of substitution, for and in the name of the undersigned to act for the undersigned and to vote, as designated on the reverse side, all of the shares of Common Stock of the Company that the undersigned is entitled to vote at the 2004 Annual Meeting of Stockholders of the Company, to be held at the Boca Raton Marriott, 5150 Town Center Circle, Boca Raton, Florida 33486, on Thursday, June 10, 2004, at 10:00 a.m., local time, or at any adjournments or postponements thereof.

(Continued and to be signed on the reverse side)